UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2009

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

15431 O’Neal Road Gulfport, MS		39503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2009, United eSystems, Inc. executed an amendment agreement with William R. Plummer, a current director and employee, as representative of the former stockholders of Netcom Data Southern Corp., amending certain terms of a share purchase note dated August 22, 2008 made in connection with our acquisition of Netcom Data Southern Corp.  As of the date of the amendment, the outstanding balance on the note was approximately $2,720,000.  Pursuant to the terms of the original note, we were required to make a $180,000 principal payment on August 22, 2009.  In accordance with the terms of the amendment, this required payment has been modified as follows: (i) we made a one-time principal payment of $30,000 upon execution of the amendment; (ii) commencing September 23, 2009, we are required to make monthly interest payments on the outstanding balance of the note at an interest rate of 9.5%; and (iii) the remaining principal payment of $150,000 that was originally due on August 22, 2009 shall not be due until Mr. Plummer notifies us upon thirty days advance written notice.  Additionally, we have agreed that repayment of the note will now be secured by all of our assets.  All other terms of the original note, as set forth in our Current Report on Form 8-K filed on August 28, 2008, which are incorporated herein by reference, remain unchanged.

The foregoing description of the amendment agreement does not purport to be complete and is qualified in its entirety by reference to the amendment agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description

	10.1	Amendment Agreement dated August 23, 2009 to Unsecured Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: August 24, 2009	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Executive Officer and Chief Financial Officer

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UNITED eSYSTEMS, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Amendment Agreement dated August 23, 2009 to Unsecured Promissory Note.

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